Exhibit A to Form N-SAR
Filed in Response to N-SAR Item 77K
Reg S-K Item 304(a)(3) Requirement



June 30, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read Item 77K of Form N-SAR dated June 30,
2008, of The Advisors Inner Circle Fund - AIG Money
Market Fund and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

ERNST & YOUNG LLP

Philadelphia, Pennsylvania